                                   [Amended & Restated:  4/23/96]

















                      Amended and Restated

                             By-laws

                               of

                  Ampco-Pittsburgh Corporation

           Incorporated Under the Laws of Pennsylvania

                                     [Amended & Restated 4/23/96]


                      Amended and Restated

                             By-laws

                               of

                  Ampco-Pittsburgh Corporation

           Incorporated Under the Laws of Pennsylvania


                            ARTICLE I
                          SHAREHOLDERS

          SECTION 1.     Annual Meeting.

               An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the fourth Tuesday in April of each year, at 10:00 a.m., prevailing time, or at such other hour as the Board of Directors may designate, or on such other day and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

          SECTION 2.     Special Meetings.

               Special meetings of shareholders may be called only by the Chairman of the Board, the President, or a majority of the directors in office, except to the extent otherwise required by Section 2521(b) of the Business Corporation Law of 1988, as amended. Upon written request of any person or persons who shall have duly called a special meeting, it shall be the duty of the Secretary to fix the date and hour of the meeting, to be held not more than sixty (60) days after the receipt of the request. The only business to be transacted at a special meeting of shareholders shall be the business stated in the notice provided pursuant to Section 4 of this Article I.

          SECTION 3.     Place.

               Each annual or special meeting of shareholders shall be held at the principal office of the Corporation or at such other place in Pennsylvania or elsewhere as the Board of Directors or the person calling the meeting may designate.

          SECTION 4.     Notice.

               Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted, shall be mailed by the Secretary at least ten
          (10) days before the meeting to each shareholder of record entitled to vote at the meeting to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

          SECTION 5.     Quorum.

               The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of shareholders. If a quorum is not present in person or by proxy, those present may adjourn from time to time to reconvene at such time and place as they may determine. In the case of a meeting called for the election of directors, those present in person or by proxy at the second of such adjourned meetings, although less than a quorum for any other purpose, shall nevertheless constitute a quorum for the purpose of electing directors at such second adjourned meeting.

          SECTION 6.     Voting.

               Shareholders shall be entitled to one vote for each share of stock owned by them on the books of the Corporation and entitled to vote at the particular meeting when the shareholder is present, either in person or by duly authorized proxy. Shareholders shall be entitled to cumulative voting rights in accordance with the Pennsylvania Business Corporation Law.

          SECTION 7.     Record Dates.

               The Board of Directors may fix a time not more than fifty (50) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid.

          SECTION 8.     Advance Notice of Shareholder Proposals.

               At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 8. For business to be properly brought before any annual meeting of the shareholders by a shareholder, the shareholder must be entitled by Pennsylvania law to present such business and such shareholder must have given timely written notice of such shareholder s intent to make such presentation. To be timely, a shareholder s notice must have been received by the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) a representation by the shareholder proposing such business that such shareholder is a holder of record of shares of the Corporation and will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iv) the class and number of shares of the Corporation that are beneficially owned by the shareholder; and (v) as to each item of business the shareholder proposes to bring before the meeting, any material interest of the shareholder in such business.
          In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. Only such business shall be conducted at any annual meeting of shareholders as shall have been brought before such meeting in accordance with the requirements set forth in this By-law. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of any shareholder to request inclusion of a proposal in the Corporation s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as otherwise required by law, the chairman of any annual meeting of shareholders shall have the power and duty (x) to determine whether any business proposed to be brought before the meeting was brought in accordance with the requirements set forth in this By-law and (y) if any proposed business was not brought in compliance with this By-law to declare that such defective proposal shall be disregarded. For purposes of this By-law and the next succeeding By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
          Section 13, 14 or 15(d) of the Exchange Act.

          SECTION 9.  Advance Notice of Shareholder Nominations.

               Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if timely written notice of such shareholder's intent to make such nomination has been given to the Secretary of the Corporation. To be timely, a shareholder s notice must have been received by the Secretary of the Corporation (a) in the case of an annual meeting, not less than sixty (60) nor more than ninety (90) days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the fifth day following such public announcement. Each such notice shall set forth: (i) the name and address, as they appear on the Corporation s books, of the shareholder who intends to make the nomination and the name(s) and address(es) of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of shares of the Corporation and will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation, if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these By-laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of the holders of any series of Preference Stock to elect directors under specified circumstances. Except as otherwise required by law, the chairman of any meeting of shareholders shall have the power and duty (x) to determine whether a nomination was made in accordance with the requirements set forth in this By-law and (y) if any proposed nomination was not made in compliance with this By-law, to declare that such defective nomination shall be disregarded.


                           ARTICLE II
                            DIRECTORS

          SECTION 1.     Number and Terms.

               The business and affairs of the Corporation shall be managed by a Board of Directors, which shall have the number of members set forth in the Articles of Incorporation of the Corporation. The Directors of the Corporation shall serve for such terms as shall be specified in the Articles of Incorporation.

          SECTION 2.     Vacancies.

               Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled in the manner specified in the Articles of Incorporation.

          SECTION 3.     Annual Meeting.

               An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

          SECTION 4.     Regular Meetings.

               Regular meetings of the Board of Directors may be held without notice at such times and at such places in Pennsylvania or elsewhere as the Board may determine.

          SECTION 5.     Special Meetings.

               Special meetings of the Board of Directors may be called only by the Chairman of the Board, the President, or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in this Section) and at such place in Pennsylvania or elsewhere as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of such special meeting shall be given to each director by the Secretary (i) by written notice deposited in the United States mail not later than during the third full business day immediately preceding the day for such meeting or (ii) by telephone, telex, facsimile transmission or other oral, written or electronic means received not later than 24 hours before the meeting. The notice need not refer to the business to be transacted at the meeting except action under
          Article VII of the By-laws.

          SECTION 6.     Quorum.

               A majority of the directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

          SECTION 7.     Compensation.

               Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

          SECTION 8.     Committees.

               The Board of Directors may, by resolution adopted by a majority of the directors then in office, appoint an Executive Committee of three or more directors. To the extent provided in such resolution, the Executive Committee shall have and may exercise the authority of the Board in the management of the business of the Corporation. The Board may appoint such other committees as it may deem advisable, and each such committee shall have such authority and perform such duties as the Board may determine. At each meeting of the Board, all action taken by each committee since the preceding meeting of the Board shall be reported to it.

          SECTION 9.     Remote Participation in Meetings.

               One or more director may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          SECTION 10.    Consent Action.

                Action which may be taken at a meeting of the directors or the members of the Executive Committee or any other committee may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors or the members of the particular committee, as the case may be, and shall be filed with the Secretary of the Corporation.

          SECTION 11.    Limit on Liability.

               (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987, or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any Action taken, or any failure to take any action, as a director.

               (b) This Section 11 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director of the Corporation occurring prior to January 27, 1987.

               (c) The provisions of this Section 11 shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this
          Section 11 is in effect and each such director shall be deemed to be doing so in reliance on the provisions of this Section 11. Any amendment or repeal of this Section 11 or adoption of any other by-law or provision of the Articles of Incorporation, which has the effect of increasing director liability, shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other by-law or provision.


                           ARTICLE III
                       OFFICERS AND AGENTS

          SECTION 1.     Officers.

               The Board of Directors at any time may elect a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. It may designate any one or more Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, Financial Vice Presidents or otherwise, and may elect or appoint such additional officers and agents as the Board may deem advisable. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary and the offices of President and Secretary.

          SECTION 2.     Term.

               Each officer and each agent shall hold office until his successor is elected or appointed and qualified or until his death, resignation or removal by the Board of Directors.

          SECTION 3.     Authority, Duties and Compensation.

               All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the By-laws or as may be determined by the Board of Directors or the Chairman of the Board. They shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these By-laws, the Board shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Corporation pursuant to the provisions of these By-laws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, countersignature, endorsement or execution.

          SECTION 4.     Chairman of the Board.

               The Chairman of the Board shall preside at all meetings of the Board of Directors and Executive Committee. The Chairman of the Board shall sign all certificates of stock of the Corporation or cause them to be signed in facsimile or otherwise as permitted by law.

          SECTION 5.     President.

               The President shall be the principal officer of the Corporation and shall be charged with and have the direction and supervision of its business and operations as shall from time to time be established by the Board of Directors. The President shall preside at all meetings of shareholders. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors.

          SECTION 6.     Treasurer.

               The Treasurer shall keep and account for all moneys, funds and property of the Corporation which shall come into his hands, and shall render such accounts and present such statements to the Board of Directors as may be required of him. Unless the Board shall prescribe otherwise, the Treasurer shall deposit all funds of the Corporation which may come into his hands in such bank or banks as the Board may designate and in accounts in the name of the Corporation, shall endorse for collection bills, notes, checks and other negotiable instruments received by the Corporation, shall sign all checks and other negotiable instruments of the Corporation or cause them to be signed in facsimile or otherwise as the Board may determine, shall countersign all certificates of stock of the Corporation or cause them to be countersigned in facsimile or otherwise as permitted by law, and shall pay out money as the business of the Corporation may require, taking proper vouchers therefor. In the absence or disability of the Treasurer, an Assistant Treasurer shall have the authority and perform the duties of the Treasurer.

          SECTION 7.     Secretary.

               The Secretary shall give or cause to be given all required notices of meetings of shareholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession, shall truly keep the books and records of the Corporation appertaining to his office, and shall present statements thereof when required by the Board. The Secretary shall have custody of the corporate seal, which seal or a facsimile thereof may be impressed, affixed or reproduced, and attested by the Secretary for the authentication of documents or instruments requiring the seal and bearing the signature of a duly authorized officer or agent. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and perform the duties of the Secretary.


                           ARTICLE IV
          INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER
          PERSONS

          SECTION 1.     Right to Indemnification.

               Except as prohibited by law and set forth below, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party, witness or otherwise, or is threatened to be involved by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary agent, or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist in any case where the act or failure to act giving rise to the claim to indemnification is determined by a court to have constituted willful misconduct or recklessness, and provided further, that no such right of indemnification shall exist with respect to an Action brought by a director or officer against the Corporation except as provided in the last sentence of this Section 1. Indemnification hereunder shall include the right to have expenses incurred by such person in connection with defending a civil or criminal Action paid by the Corporation in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 1. Any director or officer of the Corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i), in any capacity, shall be deemed to be doing so at the request of the Corporation. As used herein, "expenses" shall include fees and expenses of counsel selected by such person and

          "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement (with the written consent of the Corporation, which consent shall not be unreasonably withheld). With respect to any Action brought by a director or officer against the Corporation, the director or officer shall be entitled to be indemnified for expenses incurred in connection with such Action pursuant to this Section only
          (a) if the Action is a suit brought as a claim for indemnity under Section 2 of this Article IV or otherwise, (b) if the director or officer is successful in whole or in part in the Action for which expenses are claimed, or (c) if the indemnification for expenses is included in a settlement of the Action or is awarded by a court.

          SECTION 2.     Right of Claimant to Bring Suit.

               If a claim under Section 1 of this Article IV is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit that the claimant's conduct was such that under Pennsylvania law the Corporation is prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant's conduct was such that indemnification is prohibited by law, shall be a defense to the suit or create a presumption that the claimant's conduct was such that indemnification is prohibited by law.

          SECTION 3.     Insurance and Funding.

               The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Article
          IV. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          SECTION 4.     Non-Exclusivity; Nature and Extent of
          Rights.

               The right of indemnification and advancement of expenses provided for in this Article IV (i) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or charter provision, vote of shareholders or directors or otherwise, (ii) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, and (iii) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnification hereunder. The right of indemnification provided for herein may not be amended or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.

          SECTION 5.     Applicable Law.

               Any person entitled to be indemnified or to the reimbursement or the advancement of expenses as a matter of right pursuant to this Article IV may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the Action, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

          SECTION 6.     Effective Date.

               This Article IV shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty by any person eligible to be
          indemnified hereunder occurring prior to    January 27,
          1987. Article IV of these By-laws, as in effect prior to the adoption of this Article IV, shall continue to remain in full force and effect for all Actions that are not covered by this Article IV.


                            ARTICLE V
                  FISCAL YEAR AND ANNUAL REPORT

          SECTION 1.     Fiscal Year.

               The fiscal year of the Corporation shall be the calendar year.

          SECTION 2.     Annual Report.

               The Board of Directors shall cause a report to be mailed to the shareholders as soon as practicable after the close of each fiscal year. The report shall include financial statements showing the financial position of the Corporation and its subsidiaries at the end of the fiscal year and the results of their operations for the year. Such financial statements shall be examined by independent public accountants appointed for the purpose by the Board and shall be accompanied by such accountants' opinion with respect thereto.


                           ARTICLE VI
                   SHARE TRANSFERS AND RECORDS

               The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars to make and record all transfers of shares of stock of the Corporation of any class. Each transfer agent shall prepare transfer records showing transfers made through the office of such agent. A share register shall be kept at the registered office of the Corporation. Such share register shall constitute books of the Corporation with respect to shares of stock of any class and the holders of record thereof, provided that the Board of Directors may designate instead as the books of the Corporation for this purpose a share register kept at the office of a transfer agent or registrar. If the Board of Directors shall have appointed a transfer agent or transfer agents and a registrar or registrars for stock of any class, transfers of stock of such class shall be made by such transfer agent or transfer agents at their offices and shall be recorded in their books and in the books of the registrar or registrars. In case of loss, destruction or theft of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize.


                           ARTICLE VII
                      AMENDMENT OF BY-LAWS

               Except as otherwise provided in the Articles of Incorporation of the Corporation, these By-laws may be altered or amended by a vote of a majority of the members of the Board of Directors at any regular or special meeting duly convened after notice of that purpose; subject, however, to the power of the shareholders, as set forth in the Articles of Incorporation, to change or repeal the By-laws at any annual or special meeting duly convened after notice of that purpose.


                          ARTICLE VIII
                        EMERGENCY BY-LAWS

          SECTION 1.     When Operative.

               The emergency By-laws provided by the following sections shall be operative during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the By-laws or in the Articles of Incorporation of the Corporation or in the Pennsylvania Business Corporation

          Law. To the extent not inconsistent with the emergency By-laws, the By-laws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the emergency By-laws shall cease to be operative unless and until another such emergency shall occur.

          SECTION 2.     Meetings.

               During any such emergency:

                    (a) Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Corporation who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this section.

                    (b)  Notice of each meeting called under the
                         provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Corporation. The notice shall specify the time and the place of the meeting, which shall be the head office of the Corporation, if feasible, and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his residence or business address or such other place as the person giving the notice shall deem suitable.

                             In the case of meetings called by an officer
                         who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice he shall deem suitable.

                            (c)  At any meeting called under the
                         provisions of this section, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than the nine appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

          SECTION 3.     Lines of Succession.

            The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

          SECTION 4.     Offices.

            The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

          SECTION 5.     Liability.

            No officer, director or employee acting in accordance with these emergency By-laws shall be liable to the Corporation or any shareholder thereof, except for willful misconduct.

          SECTION 6.     Repeal or Change.

            The emergency By-laws shall be subject to repeal or change by action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of Section 5 with regard to action or inaction prior to the time of such repeal or change.

                           ARTICLE IX
                  NON-APPLICABILITY OF STATUTE

            Subchapter E of Chapter 25 of the Pennsylvania 1988 Business Corporation Law (formerly known as Section 910 of the Pennsylvania Business Corporation Law) shall not be applicable to the Corporation. (This By-law provision was adopted by action of the Board of Directors on February 28, 1984, and may not be rescinded except by an Amendment to the Articles of the Corporation.)

            Subchapters G and H of Chapter 25 of the
          Pennsylvania 1988 Business Corporation Law shall not be applicable to the Corporation. (This By-law provision was adopted by action of the Board of Directors on July
          20, 1990.)